UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2018

SELECT MEDICAL HOLDINGS CORPORATION
SELECT MEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-34465 001-31441	20-1764048 23-2872718
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4714 Gettysburg Road, P.O. Box 2034

Mechanicsburg, PA 17055

(Address of principal executive offices) (Zip Code)

(717) 972-1100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether either registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if either registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                   Entry into a Material Definitive Agreement

Reorganization Transactions and Amended and Restated Limited Liability Company Agreement

On February 1, 2018, Concentra Group Holdings, LLC (“Concentra”), a joint venture between Select Medical Corporation (“Select”), Welsh, Carson, Anderson & Stowe XII, L.P. (“WCAS”) and other minority equity holders of Concentra, made a distribution of approximately $19.4 million in the aggregate to holders of its Class A Interests, including Select, and vested Class B Interests and options (the “Distribution”). Subsequent to the Distribution, Concentra entered into a set of Repurchase Agreements with the holders of its Class A Interests (other than Select) and Class B Interests pursuant to which Concentra repurchased certain of its Class A Interests for an aggregate purchase price of approximately $256.9 million and certain of its vested Class B Interests and options for an aggregate purchase price of approximately $18.6 million (the “Repurchases”). The Repurchases and Distribution were made as part of an internal reorganization (the “Reorganization”) of Concentra contemplated to occur immediately prior to the transactions to be consummated under the previously announced Equity Purchase and Contribution Agreement (the “Purchase Agreement”), dated as of October 22, 2017, among Concentra Group Holdings Parent, LLC (“Group Holdings Parent”), Concentra, Concentra Inc., Dignity Health Holding Corporation (“DHHC”) and U.S. HealthWorks, Inc. (“USHW”). As part of the Reorganization and in connection with the Purchase Agreement, Concentra Sequel Mergerco, LLC merged with and into Concentra with Concentra becoming a wholly-owned subsidiary of Group Holdings Parent.

Additionally, following the Reorganization and in connection with the consummation of the transactions contemplated by the Purchase Agreement, on February 1, 2018, Select and Select Medical Holdings Corporation (“Select Medical Holdings” and, together with Select, the “Company”) entered into an Amended and Restated Limited Liability Company Agreement of Group Holdings Parent (the “LLC Agreement”), dated as of February 1, 2018, with Welsh, Carson, Anderson & Stowe XII, L.P., DHHC, Cressey & Company Fund IV LP and the other members of Group Holdings Parent.

Russell L. Carson, who is a director the Company, is a founding partner of Welsh, Carson, Anderson & Stowe. Thomas A. Scully, who is also a director of the Company, is a partner of Welsh, Carson, Anderson & Stowe. Welsh, Carson, Anderson & Stowe XII, L.P. is an equity fund that is currently being invested by Welsh, Carson, Anderson & Stowe. Bryan C. Cressey and William H. Frist, M.D., who are directors of the Company, are partners of Cressey & Company, LLC, which indirectly manages Cressey & Company Fund IV LP.

The LLC Agreement provides that the business and affairs of Group Holdings Parent will be managed by a board of directors, a majority of which will be designated by Select, and the remainder by WCAS and DHHC. Certain actions of Group Holdings Parent will require the approval of at least one director designated by each of WCAS and DHHC for as long as WCAS (and certain related members) and DHHC each continue to own at least 50% of the equity interests that were owned by them as of the date of the LLC Agreement.

The LLC Agreement also provides that WCAS, DHHC and the other members of Group Holdings Parent will have a put right (a “Put Right”) with respect to their respective equity interests in Group Holdings Parent. If a Put Right is exercised by WCAS or DHHC, Select will be obligated to purchase up to 33-1/3% of the equity interests of Group Holdings Parent that WCAS or DHHC, respectively, owned as of the date of the LLC Agreement, at a purchase price based on a valuation of Group Holdings Parent performed by an investment bank to be agreed between Select and one of WCAS or DHHC, which valuation will be based on certain precedent transactions using multiples of EBITDA (as defined in the LLC Agreement) and capped at an agreed upon multiple of EBITDA. WCAS and DHHC may first exercise their respective Put Right during a sixty-day period following the second anniversary of the date of the LLC Agreement in 2020, and then may exercise their respective Put Right again annually during a sixty-day period in each calendar year thereafter. If WCAS exercises its Put Right, the other members of Group Holdings Parent, other than DHHC, may elect to sell to Select, on the same terms as WCAS, a percentage of their equity interests of Group Holdings Parent that such member owned as of the date of the LLC Agreement, up to but not exceeding the percentage of equity interests owned by WCAS as of the date of the LLC Agreement that WCAS has determined to sell to Select in the exercise of its Put Right.

In addition, the LLC Agreement provides that WCAS, DHHC and the other members of Group Holdings Parent will have a put right with respect to their equity interests in Group Holdings Parent in the event Select Medical Holdings or Select experiences a change of control that has not been previously approved by WCAS and DHHC and which results in a change in the senior management of Select (an “SEM COC Put Right”). If an SEM COC Put Right is exercised by WCAS, Select will be obligated to purchase all (but not less than all) of the equity interests of WCAS and the other members of Group Holdings Parent (other than DHHC) at a purchase price based on a valuation of Group Holdings Parent performed by an investment bank to be agreed between Select and one of WCAS or DHHC, which valuation will be based on certain precedent transactions using multiples of EBITDA and capped at an agreed upon multiple of EBITDA. Similarly, if an SEM COC Put Right is exercised by DHHC, Select will be obligated to purchase all (but not less than all) of the equity interests of DHHC at a purchase price based on a valuation of Group Holdings Parent performed by an investment bank to be agreed between Select and one of WCAS or DHHC, which valuation will be based on certain precedent transactions using multiples of EBITDA and capped at an agreed upon multiple of EBITDA

The LLC Agreement provides Select with a call right (the “Call Right”), whereby each other member of Group Holdings Parent will be obligated to sell all (or, if less than all, an equal relative proportion) of their equity interests in Group Holdings Parent to Select at a purchase price based on a valuation of Group Holdings Parent performed by an investment bank to be agreed between Select and one of WCAS or DHHC, which valuation will be based on certain precedent transactions using multiples of EBITDA and capped at an agreed upon multiple of EBITDA. Select may first exercise the Call Right after February 1, 2022.

Pursuant to the LLC Agreement, if members of Group Holdings Parent owning greater than 65% of the issued and outstanding Class A Interests (as defined in the LLC Agreement) approve (1) a sale or exchange of at least a majority of the issued and outstanding equity interests of Group Holdings Parent to a third party or (2) a sale of all or substantially all of the assets of Group Holdings Parent and its subsidiaries, taken as a whole, to a third party, then, in each case, the other members have agreed to participate in such transaction on the same terms as the approving members.

Subject to certain exceptions, in connection with distributions, liquidations and certain transfers, Select will have a preference in an amount equal the aggregate unpaid amount of the Class A Additional Capital and the Class A Additional Capital Yield accrued thereon (as such terms are defined in the LLC Agreement). The Class A Additional Capital is approximately $18.97 million as of the date of the LLC Agreement, representing Select’s pro rata share of amounts that were part of the purchase price paid to the other holders of Concentra’s Class A Interests in connection with the Repurchases.

The LLC Agreement also provides for, among other things, customary restrictions on transfers of equity interests, tag-along rights, repurchase rights with respect to equity owned by management and indemnification for its directors and members. In addition, for so long as DHHC and Select (or any of their permitted transferees) are both members of Group Holdings Parent, Select and DHHC have agreed to an exclusivity provision restricting Select, DHHC (or any of their permitted transferees) or either of their controlled affiliates from engaging in the business of owning and/or operating freestanding occupational medicine clinics or community-based outpatient clinics operated under contract with the U.S. Department of Veterans Affairs, subject to certain exceptions set forth in the LLC Agreement.

Amendment No. 3 to the Concentra First Lien Credit Agreement

On February 1, 2018, Concentra Inc. entered into a third amendment to its First Lien Credit Agreement (the “Third Amendment”), dated June 1, 2015, by and among Concentra Inc., as the borrower (the “Borrower”), Concentra Holdings, Inc., a subsidiary of Group Holdings Parent, JPMorgan Chase Bank, N.A., as the administrative agent and the collateral agent, and the other lenders party thereto (as amended by Amendment No. 1, dated as of September 26, 2016 and Amendment No. 2, dated as of March 20, 2017, and as further amended, restated, amended and restated or otherwise modified and supplemented from time to time, the “First Lien Credit Agreement”). The Third Amendment (i) provides for an additional $555.0 million in tranche B term loans under the First Lien Credit Agreement that, along with the original tranche B term loans, have a maturity date of June 1, 2022 and (ii) provides for an additional $25.0 million to the $50.0 million, five-year revolving credit facility under the terms of the First Lien Credit Agreement that have a maturity date of June 1, 2020.

Borrowings under the First Lien Credit Agreement will bear interest at a rate equal to:

•                  in the case of the tranche B term loans, Adjusted LIBO Rate (as defined in the First Lien Credit Agreement) plus 2.75% (subject to a LIBOR floor of 1.00%) for Eurodollar Borrowings (as defined in the First Lien Credit Agreement), or Alternate Base Rate (as defined in the First Lien Credit Agreement) plus 1.75% (subject to an Alternate Base Rate floor of 2.00%) for ABR Borrowings (as defined in the First Lien Credit Agreement); and

•                  in the case of the revolving loans, Adjusted LIBO plus a percentage ranging from 2.75% to 3.00%, or Alternate Base Rate plus a percentage ranging from 1.75% to 2.00%, in each case based on the First Lien Net Leverage Ratio (as defined in the First Lien Credit Agreement).

All other material terms and conditions applicable to the Borrower’s original tranche B term loan commitments are applicable to the additional tranche B term loans created under the Third Amendment.

The Borrower used proceeds under the First Lien Credit Agreement credit facilities, together with cash on hand and proceeds under the Second Lien Credit Agreement credit facilities, to pay the cash portion of the purchase price for all of the issued and outstanding stock of USHW to DHHC and to finance the Distribution and Repurchases (as described above).

Second Lien Credit Agreement

On February 1, 2018, the Borrower entered into a second lien credit agreement (the “Second Lien Credit Agreement” and, together with the First Lien Credit Agreement, the “Credit Agreements”) with Concentra Holdings, Inc., Wells Fargo Bank, National Association, as the administrative agent and the collateral agent, and the other lenders party thereto. The Second Lien Credit Agreement provides for $240.0 million in term loans with an initial maturity date of June 1, 2023 (the “Second Lien Term Loans”). The borrowings under the Second Lien Credit Agreement are guaranteed, on a second lien basis, by Concentra Holdings, Inc. and the domestic subsidiaries of the Borrower. In addition, the borrowings will be guaranteed by the Borrower’s future domestic subsidiaries and secured by substantially all of the Borrower’s and its domestic subsidiaries’ existing and future property and assets and by a pledge of the Borrower’s capital stock, the capital stock of the Borrower’s domestic subsidiaries and up to 65% of the voting capital stock and 100% of the non-voting capital stock of the Borrower’s foreign subsidiaries, if any.  Select and Select Medical Holdings are not parties to the Second Lien Credit Agreement and are not obligors with respect to the Borrower’s debt under such agreement.

Borrowings under the Second Lien Credit Agreement will bear interest at a rate equal to Adjusted LIBO Rate (as defined in the Second Lien Credit Agreement) plus 6.50% (subject to a LIBOR floor of 1.00%), or Alternate Base Rate (as defined in the Second Lien Credit Agreement) plus 5.50% (subject to an Alternate Base Rate floor of 2.00%).

In the event that, on or prior to February 1, 2019, the Borrower prepays any Second Lien Term Loan to refinance such term loans, the Borrower shall pay a premium of 2.00% of the aggregate principal amount of the Second Lien Term Loans so prepaid and if the Borrower prepays any Second Lien Term Loans to refinance such term loans on or prior to February 1, 2020, the Borrower shall pay a premium of 1.00% of the aggregate principal amount of the Second Lien Term Loans so prepaid. The Second Lien Term Loan will be payable on June 1, 2023.

The Borrower will be required to prepay borrowings under the Second Lien Term Loan Facility with (1) 100% of the net cash proceeds received from non-ordinary course asset sales or other dispositions, or as a result of a casualty or condemnation, subject to reinvestment provisions and other customary carveouts and the payment of certain indebtedness secured by liens, (2) 100% of the net cash proceeds received from the issuance of debt obligations other than certain permitted debt obligations, and (3) 50% of excess cash flow (as defined in the Second Lien Credit Agreement) if the Borrower’s leverage ratio is greater than 4.25 to 1.00 and 25% of excess cash flow if the Borrower’s leverage ratio is less than or equal to 4.25 to 1.00 and greater than 3.75 to 1.00, in each case, reduced by the aggregate amount of term loans and certain debt secured on a pari passu basis optionally prepaid during the applicable fiscal year and the aggregate amount of senior revolving commitments reduced permanently during the applicable fiscal year (other than in connection with a refinancing). The Borrower will not be required to prepay borrowings with excess cash flow if the Borrower’s leverage ratio is less than or equal to 3.75 to 1.00.  Mandatory prepayments are not required from any amount used to make a mandatory prepayment of debt secured by liens ranking prior to the liens securing the Obligations (as defined in the Second Lien Credit Agreement) (in the case of revolving Indebtedness, to the extent such prepayment is accompanied by a corresponding permanent reduction in the related revolving commitments).

The Second Lien Credit Agreement also contains a number of affirmative and restrictive covenants, including limitations on mergers, consolidations and dissolutions; sales of assets; investments and acquisitions; indebtedness; liens; affiliate transactions; and dividends and restricted payments. The Second Lien Credit Agreement contains events of default for non-payment of principal and interest when due (subject to a grace period for interest), cross-default and cross-acceleration provisions and an event of default that would be triggered by a change of control.

The Borrower used proceeds under the Second Lien Credit Agreement credit facilities, together with cash on hand and proceeds under the First Lien Credit Agreement credit facilities, to pay the cash portion of the purchase price for all of the issued and outstanding stock of USHW to DHHC and to finance the Distribution and Repurchases (as described above).

Item 2.01                                           Completion of Acquisition or Disposition of Assets

On February 1, 2018, Concentra Inc., Group Holdings Parent, DHHC and USHW consummated the previously announced acquisition of all of the issued and outstanding shares of stock of USHW from DHHC. Pursuant to the terms of the Purchase Agreement, Concentra Inc. paid a purchase price of approximately $753 million, subject to certain customary adjustments for working capital, cash, debt, transaction expenses and other items in accordance with the terms of the Purchase Agreement. DHHC received a 20% fully diluted equity interest in Group Holdings Parent, valued at $238 million, and the balance of the purchase price was paid in cash.

In connection with the acquisition, Select and Concentra Inc. have entered into an amended and restated shared services agreement and Select Medical Holdings, Group Holdings, and Group Holdings Parent have entered into an amended and restated tax sharing agreement.

Item 2.03                   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information required to be disclosed by this Item 2.03 is set forth above in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01                   Regulation FD Disclosure.

On February 1, 2018, Select and DHHC issued a joint press release announcing the consummation of the previously announced acquisition of all of the issued and outstanding equity interests of USHW by Concentra Inc. pursuant to the terms of the Purchase Agreement. A copy of the press release is attached to this report as Exhibit 99.1.

The information in this Current Report on Form 8-K (including Exhibit 99.1) under Item 7.01 is being furnished solely to satisfy the requirements of Regulation FD and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1

Amended and Restated Limited Liability Company Agreement of Concentra Group Holdings Parent, LLC, dated February 1, 2018, by and among Concentra Group Holdings Parent, LLC, Select Medical Corporation, Welsh, Carson, Anderson & Stowe XII, L.P., Dignity Health Holding Corporation, Cressey & Company IV LP, and the other Members named therein.

10.2

Amendment No. 3, dated February 1, 2018, to the First Lien Credit Agreement, dated as of June 1, 2015, among Concentra Inc., MJ Acquisition Corporation, Concentra Holdings, Inc., the Lenders party thereto and JPMorgan Chase Bank, N.A., as amended by Amendment No. 1, dated as of September 26, 2016, Amendment No. 2, dated as of March 20, 2017.

10.3	Second Lien Credit Agreement, dated February 1, 2018, by and among Concentra Inc., Concentra Holdings, Inc., the Lenders party thereto and Wells Fargo Bank, National Association.

99.1	Select Medical Holdings Corporation and Dignity Health Holding Corporation Press Release, dated February 1, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

SELECT MEDICAL HOLDINGS CORPORATION SELECT MEDICAL CORPORATION

Date: February 2, 2018	By:	/s/ Michael E. Tarvin
Michael E. Tarvin
Executive Vice President, General Counsel and Secretary